UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

On November 29, 2007, Interstate Bakeries Corporation (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Amended and Restated Revolving Credit Agreement (the “DIP Agreement”), dated as of February 16, 2007, among the Company, each of the direct and indirect subsidiaries of the Company (collectively, the “Borrowers”), JPMorgan Chase Bank, N.A. (“JPMCB”) and each of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party thereto (together with JPMCB, the “Lenders”) and JPMCB, as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders.

The Second Amendment amended the DIP Agreement in order to, among other things, change the date for delivery of a revised plan which details the Borrowers’ proposed strategy for maximizing the value of their estates. If on or before January 29, 2008, (i) the Borrowers have not publicly announced an agreement in principle with both the Bakery, Confectionery, Tobacco Workers and Grain Millers International Union (“BCTGM”) and the International Brotherhood of Teamsters (“IBT”), in each case regarding modifications to the existing collective bargaining agreements with BCTGM and IBT, respectively, and (ii) Silver Point Finance L.L.C. (or an approved provider of alternate exit financing, if applicable) has not publicly announced its support of such agreements with BCTBM and IBT, then, if requested in a writing delivered by the Administrative Agent to the Borrowers after January 29, 2008, the Borrowers must deliver such revised plan within twenty-one (21) days of receipt of such written request.

The foregoing description of the Second Amendment is not intended to be complete and is qualified in its entirety by reference to the Second Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
Second Amendment, dated as of November 29, 2007 (the “Second Amendment”), to the Amended and Restated Revolving Credit Agreement, dated as of February 16, 2007, among Interstate Bakeries Corporation, a Delaware corporation (“Parent Borrower”), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the direct and indirect subsidiaries of the Parent Borrower, each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMorgan Chase Bank, N.A., a national banking association (formerly known as JPMorgan Chase Bank) (“JPMCB”), and certain of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party to the Amended and Restated Revolving Credit Agreement (together with JPMCB, the “Lenders”), and JPMCB as administrative agent and collateral agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2007	INTERSTATE BAKERIES
CORPORATION

	By:	/s/ J. Randall Vance
J. Randall Vance
Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amendment, dated as of November 29, 2007 (the “Second Amendment”), to the Amended and Restated Revolving Credit Agreement, dated as of February 16, 2007, among Interstate Bakeries Corporation, a Delaware corporation (“Parent Borrower”), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the direct and indirect subsidiaries of the Parent Borrower, each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMorgan Chase Bank, N.A., a national banking association (formerly known as JPMorgan Chase Bank) (“JPMCB”), and certain of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party to the Amended and Restated Revolving Credit Agreement (together with JPMCB, the “Lenders”), and JPMCB as administrative agent and collateral agent for the Lenders.